Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered as of the 1st day of April 2015 (“Effective Date”) by and between Reign Sapphire Corporation, a Delaware corporation (“Company”), and Joseph Segelman (“Executive”).

WHEREAS, the Board of Directors of the Company (“Board”) has determined that it is in the best interest of the Company to secure the continuing services and employment of the Executive for the period provided in this Agreement and the Executive is willing to render such services on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1.          Term. The initial term (“Initial Term”) of employment under this Agreement shall commence and this Agreement shall be effective as of the Effective Date and shall continue for a period ending on December 31, 2018, unless sooner terminated in accordance with the terms hereof. The Initial Term shall be automatically extended for additional one-year periods (each such year an “Extended Term”) on the same terms and conditions set forth in this Agreement, unless either party provides notice of his or its intention not to extend this Agreement at least ninety (90) days prior to the expiration of the Initial Term or, if previously extended, any Extended Term. The Initial Term and any Extended Term may be collectively referred to in this Agreement as the “Term.”

2.            Employment Duties.

(a)          Position. Commencing upon the Effective Date and continuing through the period of the Executive’s employment by the Company, the Executive shall serve as the President and Chief Executive Officer (“CEO”) of the Company and shall report to, and have the duties, responsibilities and authority established by, the Board. As CEO, the Executive shall be responsible for running the Company’s day-to-day operations and shall faithfully, diligently and competently perform the duties and responsibilities of a CEO and such other duties and responsibilities as directed by the Board and are consistent with such position. The Executive shall be appointed as a member of the Board, and thereafter, during the Term and for so long as the Company's common stock is publicly traded, the Company shall cause the nominating and corporate governance committee of the Board (the “Nominating Committee”) to nominate the Executive to serve as a member of the Board each year the Executive's term of Board service is to be slated for reelection to the Board. If the Company's stockholders vote in favor of the Nominating Committee's nomination of the Executive to serve as a member of the Board, the Executive agrees to serve in such capacity and also agrees that any such board service shall be without additional compensation. If, during the Term, the Company's common stock becomes no longer publicly traded, the Executive shall be a member of the Board. During the Term, the Executive agrees to serve on all othis boards of directors of subsidiaries of the Company or its affiliates and the Executive agrees that any such board service shall be without additional compensation.

(b)          Obligations. The Executive agrees to devote his full business time and attention to the business and affairs of the Company. The foregoing, however, shall not preclude the Executive from serving on corporate, civic or charitable boards or committees or managing personal investments, so long as such activities do not interfere with the performance of the Executive’s responsibilities hereunder, or leave for vacation or personal leave permitted hereunder or illness.

(c)          Confidential Information and Inventions. As a condition of employment, the Executive shall, on or before the Effective Date, sign, deliver and abide by a Confidential Information and Invention Assignment Agreement in the form approved by the Board.

3.            Compensation and Benefits.

(a)          Base Salary. During the period of the Executive’s employment by the Company, the Executive shall receive an annual base salary of not less than $180,000 (“Base Salary”) payable in equal bi-weekly installments, less applicable withholdings. Each year, the Board (or the compensation committee of the Board, if any) shall review the Base Salary and other compensation of the Executive based upon performance and other factors deemed appropriate by the Board and make such increases as it deems fit. For purposes of this Agreement, the term “Base Salary” shall mean the amount of the Executive’s base salary established from time to time pursuant to this Section 3(a).

(b)          Annual Performance Bonus. During the period of the Executive’s employment by the Company hiseunder, the Executive shall receive each year an annual performance bonus (“Annual Performance Bonus”) based upon objective performance criteria set by the Board.

(c)          Employee Benefits. The Executive shall be entitled to the following benefits during the period of the Executive’s employment by the Company hereunder: (i) to the extent permitted by applicable law, the Executive shall be entitled to receive benefits and fringes (whether subsidized in part, or paid for in full by the Company) including, but not limited to, medical, dental and disability insurance, which the Company now or in the future generally offers to its executive officers; (ii) the Company will pay the entire amount of each monthly premium for full family coverage for the benefit of the Executive and the Executive’s family under the Company’s health and dental insurance plans in which the Executive and the Executive’s family members are eligible to participate; (iii) the Executive shall be eligible to participate in any of the Company’s savings, retirement, 401(k), deferred compensation, corporate owned life insurance, and other qualified and non-qualified plans sponsored by the Company; (iv) the Executive shall be entitled to participate in all cash incentive, equity incentive, savings and retirement plans, practices, policies, and programs applicable generally to other executives of the Company; and (v) the Executive shall be insured under the Company’s director and officer liability insurance and shall be provided with an indemnification agreement effective as of the Effective Date in the same form previously entered into with members of the Board. In addition, the Executive shall be entitled to perquisites on the same terms and conditions as such perquisites are made available to other executive officers of the Company.

(d)          Expenses. The Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder, in each case in accordance with policies established by the Board from time to time and upon receipt of appropriate documentation. Upon the Executive’s termination of employment (as provided in Section 4), any outstanding reimbursement requests must be submitted promptly and payment shall occur hereafter but no later than December 31st of the calendar year following the calendar year in which such expenses were incurred.

(e)          Vacation. The Executive shall be entitled to four (4) weeks of annual vacation in accordance with the policies periodically established by the Board.

(f)          Initial Stock Option Grant. The Company shall grant the Executive an initial stock option grant to purchase 10,000,000 shares of the Company’s common stock (the “Options”). Such grant will be made and be effective as of the date the Board adopts the Company’s 2015 Equity Incentive Plan (“Equity Incentive Plan”), at an exercise price equal to the Fair Market Value (as defined under such Equity Incentive Plan) per share on the date of grant, shall have a ten-year option term and shall be subject to the terms and conditions set forth in the Equity Incentive Plan and in the form of Share Option Agreement attached hereto as Exhibit A. In addition to the Options, Executive shall, during the Term, be entitled to participate in all cash incentive, equity incentive, savings and retirement plans, practices, policies, and programs applicable generally to other executives of the Company.

4.            Termination and Payments Upon Termination.

(a)          Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.

(b)          Disability. Either the Executive or the Company shall be entitled to terminate the Executive’s employment for “Disability” by giving the other party a Notice of Termination (as defined below). For purposes of this Agreement, “Disability” shall mean (i) the Executive has, as determined by a doctor selected by the Executive and acceptable to the Company (such acceptance not to be unreasonably withheld), suffered a physical or mental illness or injury that has impaired the Executive’s ability to substantially perform the Executive’s full-time duties with the Company, with or without reasonable accommodation, for a period of one-hundred eighty (180) consecutive days and that qualifies the Executive for benefits under Employer’s group long-term disability plan, and (ii) the Executive has not substantially returned to full time employment before the Termination Date (as defined below) specified in the Notice of Termination.

(c)          Cause. The Company shall be entitled to terminate the Executive’s employment for Cause by giving the Executive a Notice of Termination. For purposes of this Agreement, “Cause” shall mean: (i) the Executive’s misappropriation or theft of the Company’s or any of its subsidiary’s funds or property, (ii) the Executive’s conviction or entering of a plea of nolo contendere of any fraud, misappropriation, embezzlement or similar act, felony or crime involving dishonesty or moral turpitude, (iii) the Executive’s material breach of this Agreement or failure to perform any of his duties owed to the Company, (iv) the Executive’s commission of any act involving willful malfeasance or gross negligence or the Executive’s failure to act involving material nonfeasance or (v) a material violation by the Executive of the code of conduct of the Company or its subsidiaries (to the extent such code of conduct has been provided to or made available to the Executive) or of any statutory or common law duty of loyalty to the Company or its subsidiaries,

The Executive’s employment with the Company shall not be terminated for Cause unless he has been given written notice by the Board of its intention to so terminate his employment (a “Notice of Cause”), such notice (i) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (ii) to be given within six months of the Board’s learning of such acts or failures to act. The Executive shall have 10 days after the date that the Notice of Cause is given in which to cure any breach of this Agreement or acts or failures to act, to the extent such cure is possible.

(d)          Without Cause. The Board may terminate the Executive’s employment hereunder, without Cause, at any time and for any reason or for no reason by giving the Executive a Notice of Termination (as defined below).

(e)          Voluntary Termination. The Executive may terminate his employment hereunder at any time and for any reason by giving the Company a Notice of Termination.

(f)          Notice of Termination. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail, if applicable, the facts and circumstances claimed to provide a basis (unless not required pursuant to Section 4(d)) for termination of the Executive’s employment under the provision so indicated. The Termination Date (as defined below) specified in such Notice of Termination shall be no less than two weeks from the date the Notice of Termination is given; provided, however, that (i) if the Executive’s employment is terminated by the Company due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days (but not more than ninety (90) days) from the date the Notice of Termination is given to the Executive and (ii) if the Executive terminates his employment in accordance with Section 4(e) of this Agreement, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Company.

(g)          Termination Date. “Termination Date” shall mean the date of the termination of the Executive’s employment with the Company and specifically (i) in the case of the Executive’s death, his date of death; (ii) in the case of the expiration of the Term of this Agreement in accordance with Section 1, the date of such expiration; and (iii) in all other cases, the date specified in the Notice of Termination, as defined in Section 4(f).

5.            Compensation Upon Termination of Employment.

(a)          Compensation. If during the Term of this Agreement, the Executive’s employment under this Agreement is terminated (i) by the Company for Cause or (ii) by the Executive, the Company’s sole obligation hereunder shall be to pay the Executive the following amounts earned, accrued or owing hereunder but not paid as of the Termination Date (collectively, “Accrued Compensation”):

(i)	Base Salary unpaid through the Termination Date;
(ii)	all other compensation which has been earned, accrued or is owing, under the terms of the applicable plan, program or practice, to the Executive as of the Termination Date but not paid, including, without limitation, the Annual Performance Bonus and any incentive awards under any incentive or bonus plan;
(iii)	any amounts which the Executive had previously deferred; and
(iv)	reimbursement of any and all reasonable expenses incurred in connection with the Executive’s duties and responsibilities under this Agreement in accordance with policies established by the Board from time to time and upon receipt of appropriate documentation; and other or additional benefits and entitlements in accordance with applicable plans, programs and arrangements of the Company.

For the purposes of Section 5(a)(ii), to the extent that compensation has not been accrued under any incentive and bonus plan, the applicable metrics under each such plan shall be pro-rated so that such metrics and the measurement of the performance applicable to such metrics shall be calculated based on the number of days of the fiscal year in which the Executive was terminated prior to the Termination Date. The Accrued Compensation shall be paid in a single lump-sum cash payment within ten (10) days following the Executive’s Termination Date, except that any portion thereof required to be paid sooner under applicable law shall be paid by the applicable deadline. The Executive shall not be entitled to any other payment after payment in full of the Accrued Compensation, other than any payment required under any indemnification obligation of the Company and employee benefits to which the Executive is entitled under COBRA (as defined in Section 5(f)), which obligations shall survive termination (collectively, “Post-Termination Obligations”).

(b)          Disability. If the Executive’s employment hereunder is terminated by either party by reason of the Executive’s Disability, the Company’s shall (i) pay the Executive the unpaid Accrued Compensation through the Termination Date within thirty (30) days following the Executive’s Termination Date, except that any portion thereof required to be paid sooner under applicable law shall be paid by the applicable deadline and (ii) cause to be accelerated and vested, effective as of the Termination Date, all equity compensation awarded to the Executive.

(c)          Death. If the Executive’s employment hereunder is terminated due to his death, the Company shall:

(i)	pay the Executive’s estate or his beneficiaries (as the case may be) the unpaid Accrued Compensation through the Termination Date within thirty (30) days following the Executive’s Termination Date, except that any portion thereof required to be paid sooner under applicable law shall be paid by the applicable deadline
(ii)	provide such assistance as is necessary to facilitate the payment of any life insurance proceeds provided for in Section 3(e) of this Agreement that may be payable to the Executive’s beneficiary or beneficiaries; and
(iii)	cause to be accelerated and vested, effective as of the Termination Date, all equity compensation awarded to the Executive.

(d)          Termination by Company Without Cause. If during the Term of this Agreement, the Executive’s employment is terminated by the Company without Cause pursuant to Section 4(d), the Company’s shall pay the Executive the following amounts:

(i)	the Accrued Compensation;
(ii)	an amount equal to the product of (x) two (2) times the sum of (y) Executive’s then current annual Base Salary (such product referred to herein as the “Severance Payment”); and
(iii)	the Post-Termination Obligations.

The Accrued Compensation and Severance Payment shall be paid in a single lump-sum cash payment within thirty (30) days following the Executive’s Termination Date, except that any portion thereof required to be paid sooner under applicable law shall be paid by the applicable deadline.

(e)          Determination of Base Salary. For purposes of this Section 5, Base Salary shall be determined by the Base Salary at the annualized rate in effect on the Termination Date.

(f)          Continuation of Employee Benefits. The Company shall, at its expense, provide to the Executive and his beneficiaries continued participation in all medical, dental, vision, prescription drug, hospitalization and life insurance coverages and in all other employee benefit plans, programs and arrangements in which the Executive was participating immediately prior to the Termination Date, on terms and conditions that are no less favorable than those that applied on the Termination Date, for a period of two years following the Termination Date, if the Executive’s employment is terminated by the Company other than for Cause; provided that, if the continued participation would reasonably give rise to any fines, penalties, or negative tax consequences to the Company or the Executive (including without limitation, under the Patient Protection and Affordable Care Act), as determined by the Company in good faith, the Company and the Executive shall, in good faith, discuss an alternative but mutually agreeable arrangement. In each case, benefits required pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) will commence after the applicable period has been completed. Notwithstanding the foregoing, the Company’s obligation under this Subsection 5(f) shall be reduced to the extent that equivalent coverages and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer.

(g)          No Mitigation: No Offset. In the event of any termination of his employment hereunder, the Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise and, except as set forth expressly under the proviso in Subsection 5(f), no such payment or benefit shall be offset or reduced by the amount of any compensation or benefit provided to the Executive in any subsequent employment.

(h)          Section 409A. It is the intent of this Agreement that no payment to the Executive shall result in nonqualified deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and applicable guidance promulgated thereunder. However, in the event that all, or a portion, of the payments set forth in this Agreement meet the definition of nonqualified deferred compensation, the Company intends that such payments be made in a manner that complies with Section 409A of the Code and any guidance issued thereunder. The Company shall take all necessary steps to fulfill this intent, including, but not limited to, making any amendments to this Agreement as may be necessary to comply with the provisions of Section 409A of the Code. In addition, the following delay of payment will not in and of itself constitute a violation of the deferral or distribution requirements of Section 409A of the Code so long as such delay is based on the Company’s reasonable understanding that such payment would violate U.S. federal securities laws or other applicable laws; provided payment shall be made at the earliest date at which the Company reasonably anticipates making the payment will not cause such violation.

Payment or reimbursement of any expenses incurred by Executive pursuant to this Agreement, if any, other than reimbursements that would otherwise be exempt from income or the application of Code Section 409A, shall be made promptly and in no event later than December 31 of the year following the year in which such expenses were incurred, and the amount of such expenses eligible for payment or reimbursement, or in-kind benefits provided, in any year shall not affect the amount of such expenses eligible for payment or reimbursement, or in-kind benefits to be provided, in any other year, except for any limit on the amount of expenses that may be reimbursed under an arrangement described in Code Section 105(b). Additionally, any right to expense reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

For purposes of this Agreement, phrases like “termination of employment,” “termination of Executive’s employment,” “Executive terminates his employment”, and similar phrases shall be interpreted to comply with the requirements of Code Section 409A and the Treasury regulations and applicable guidance promulgated thereunder.

6.          Successors and Assigns.

(a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and any successor or assign shall perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “Company” as used herein shall include any such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity acquiring or otherwise succeeding to, directly or indirectly, all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

(b)          Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representative.

7.          Venue. In the event of any controversy or claim between the Company or any of its affiliates and the Executive arising out of or relating to this Agreement that is not settled by mutual agreement or arbitration pursuant to Section 18, such controversy or claim (only to the extent arbitration is not required pursuant to Section 18) shall be determined in a court of competent jurisdiction in Los Angeles County, California, or the federal court for Los Angeles County, California, and each party waives any claim to have the matter heard in any other local, state, or federal jurisdiction.

8.          Severability. If, for any reason, any provision of this Agreement is held invalid, illegal or unenforceable such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement not held so invalid, illegal or unenforceable, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. In addition, if any provision of this Agreement shall be held invalid, illegal or unenforceable in part, such invalidity, illegality or unenforceability shall in no way affect the rest of such provision not held so invalid, illegal or unenforceable and the rest of such provision, together with all other provisions of this Agreement, shall, to the full extent consistent with law, continue in full force and effect. If any provision or part thereof shall be held invalid, illegal or unenforceable, to the fullest extent permitted by law, a provision or part thereof shall be substituted therefor that is valid, legal and enforceable.

9.          Headings. The headings of sections are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

10.         Withholding. All amounts paid pursuant to this Agreement shall be subject to withholding for taxes (federal, state, local or otherwise) to the extent required by applicable law.

11.         No Conflicts. Each of the Company and Executive represents and warrants to the other party that neither the execution, delivery and performance by the such person of this Agreement will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, any agreement to which such person is a party or which it or she may be subject.

12.         Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or three days after being sent by sent by registered or certified mail, return receipt requested, postage prepaid, or upon receipt if overnight delivery service or facsimile is used, addressed as follows:

To the Executive:	Joseph Segelman
________
________

To the Company:	Reign Sapphire Corporation
9465 Wilshire Boulevard
Beverly Hills, California 90212
Attn: Chief Executive Officer

13.         Settlement of Claims. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive.

14.         Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Executive and the Company hereunder shall survive any termination of the Executive’s employment.

15.         Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company except for increases in the Base Salary, other compensation and benefits provided for in Section 3. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

16.         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law thereof that would call for the application of the substantive law of any jurisdiction other than the State of Delaware).

17.         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the employment of the Executive by the Company and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts.

18.         Arbitration. All disputes or controversies arising in connection with this Agreement or the Executive's employment with the Company (whether based on contract or tort or upon any federal, state or local statute, including but not limited to claims asserted under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, any state Fair Employment Practices Act and/or the Americans with Disability Act) shall be submitted to JAMS/ENDISPUTE for resolution in arbitration. The arbitration shall be conducted in Los Angeles, California before a single arbitrator in accordance with the Employment Dispute Rules of the American Arbitration Association and the Federal Arbitration Act, 9 U.S.C. §l, et. seq. The arbitrator shall have the right to award to any party to such proceedings any right or remedy that is available under applicable law (including, without limitation, ordering the losing party to reimburse the reasonable legal fees and expenses incurred by the winning party with respect to such proceedings as may be provided by applicable law); provided that if the arbitrator determines that the Executive has prevailed on at least one material issue in connection with such arbitration Executive shall be awarded reasonable attorney's fees and expenses from the Company. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE shall be final and binding upon the parties hereto, subject to 9 U.S.C. §10. Each party shall have the right to have the award made the judgment of a court of competent jurisdiction. Pending the resolution of any claim under this Agreement, the Executive (and his beneficiaries) shall continue to receive all payments and benefits due under this Agreement, except to the extent that the arbitrator otherwise provides.

19.         Attorneys’ Fees. In the event of any action for the breach of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses incurred in connection with such action.

[Remainder of page intentionally left blank. Signature page follows].

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

COMPANY:

Reign Sapphire Corporation
A Delaware corporation

By:
Name: Joseph Segelman
Title: Chief Executive Officer

EXECUTIVE:

Joseph Segelman

EXHIBIT A

FORM OF SHARE OPTION AGREEMENT

SHARE OPTION AGREEMENT

THIS SHARE OPTION AGREEMENT (this “Agreement”) is made and entered into as of the __ day of _____ 2015 (“Grant Date”), between Reign Sapphire Corporation, a corporation formed under the laws of the State of Delaware (the “Company”), and Joseph Segelman (“Employee”).

The Company and Employee desire to enter into this Agreement whereby the Company will grant Employee the options specified herein to acquire shares of the Company’s common stock. Defined terms used in this Agreement without definition will have the meanings ascribed thereto in the Company’s 2015 Incentive Equity Plan (the “Plan”), a copy of which is attached hereto as Exhibit A. In the event a provision of this Agreement is inconsistent or conflicts with the provisions of the Plan, the provisions of this Agreement will govern and prevail.

The parties hereto agree as follows:

1. Plan Acknowledgment. Each of the undersigned agree that this Agreement has been executed and delivered, and the share options have been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Employee and, except as otherwise specified herein, pursuant to each of the terms and conditions of the Plan.

2. Options.

(a) Option Grants. The Company hereby grants to Employee, pursuant to the Plan, an option (the “Option”) to purchase up to 10,000,000 shares of the Company’s common stock at an exercise price per share of $0.005 (the “Option Price”), which is not less than the fair market value of a share of the Company’s common stock on the Grant Date. The Option Price and the number of Option Shares issuable upon exercise of the Option will be equitably adjusted for any share split, share dividend, reclassification or recapitalization of the Company’s common stock which occurs subsequent to the date of this Agreement. The Option will expire on the close of business on the tenth anniversary of the date of this Agreement, subject to earlier expiration in connection with the termination of Employee’s employment, as provided in Section 2(c) below. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(b) Exercisability. Except as otherwise provided for herein, 50% of the shares of common stock subject to the Option shall vest on the first anniversary of the Grant Date and the remaining 50% of the shares shall vest in twelve (12) equal installments on the first day of each calendar month following the first anniversary of the Grant Date beginning on _____ 1, 2016 and ending on _____ 1, 2017, provided that Employee is continuously employed by the Company or its Subsidiaries from the Grant Date through such applicable vesting date. Notwithstanding the foregoing, 100% of the shares of the Company’s common stock subject to the Option shall fully vest if the Company shall successfully sell all of the shares of its common stock included in the primary offering of such common stock by the by the Company pursuant to the registration statement on Form S-1 to be filed with the Securities and Exchange Commission within ninety (90) days of the Grant Date; provided, however, that the failure of the Company to sell of the shares shall not interfere with the regular vesting schedule in the previous sentence.

(c) Certain Terminations of Employment. Notwithstanding anything in this Agreement or the Plan to the contrary, if Employee’s employment with the Company is terminated by the Company without Cause (as defined in that certain Employment Agreement by and between the Company and the Employee, dated the same date hereof (“Employment Agreement”)), then the number of shares of the Company’s common stock subject to the Option that would have vested if the Employee had remained continuously employed by the Company through the next six (6) calendar months immediately following the Termination Date (determined pursuant to Section 2(b) above) shall be deemed to be vested and, together with all other vested shares of common stock, shall not be forfeited upon such termination of employment.

(d) Sale of the Company. Notwithstanding anything in the Plan to the contrary, 100% of the shares of the Company’s common stock subject to the Option shall fully vest upon the consummation of a Sale of the Company and may be exercised in connection with such Sale of the Company, if Employee’s employment with the Company or its subsidiaries has not terminated prior to the consummation of such Sale of the Company. Notwithstanding the foregoing, if Employee’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) within three (3) months prior to the execution of a definitive agreement that results in the Sale of the Company contemplated by such Agreement, then 100% of the shares of common stock subject to the Option shall fully vest upon the consummation of a Sale of the Company and may be exercised in connection with such Sale of the Company.

(e) Early Expiration of Options. Any portion of the Options granted hereunder that have not vested and become exercisable prior to the Termination Date (or that have not been deemed to have vested and become exercisable pursuant to Section 2(c) above) will expire on the Termination Date and may not be exercised under any circumstance. Any portion of the Options granted hereunder that have vested and become exercisable prior to the Termination Date will expire on the earlier of (i) 30 days after the Termination Date (provided that such period shall be extended to (A) six (6) months after the Termination Date in the event of Employee’s termination due to death or “disability” (as defined in the Employment Agreement) or (B) two (2) years after the Termination Date in the event of Employee’s termination by the Company without Cause (as defined in the Employment Agreement) and (ii) the close of business on the tenth anniversary of the date of this Agreement. Notwithstanding any provision in this Agreement to the contrary, any portion of the Options granted hereunder which have not been exercised prior to or in connection with a Sale of the Company shall expire upon the consummation of any such transaction.

(f) Procedure for Exercise. At any time after all or any portion of the Options granted hereunder have become exercisable with respect to any Option Shares and prior to the close of business on the tenth anniversary of the date of this Agreement (except as provided for in Section 2(e) above), Employee may exercise all or any portion of the Options granted hereunder with respect to Option Shares vested pursuant to Section 2(b) above by delivering written notice of exercise to the Company, together with (i) a written acknowledgment that Employee has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Employee regarding the Company, and (ii) payment in full by delivery of a cashier’s, personal or certified check or wire transfer of immediately available funds to the Company in the amount equal to the number of Option Shares to be acquired multiplied by the applicable option exercise price.

(g) Securities Laws Restrictions. Employee represents that when Employee exercises any portion of the Options he or she will be purchasing the Option Shares represented thereby for Employee’s own account and not on behalf of others. Employee understands and acknowledges that federal, state and foreign securities laws govern and restrict Employee’s right to offer, sell or otherwise dispose of any Option Shares unless Employee’s offer, sale or other disposition thereof is registered under the Securities Act and federal, state and foreign securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. Employee agrees that he or she will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under applicable securities law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other applicable securities law. Employee further understands that the certificates for any Option Shares which Employee purchases will bear the legend set forth in the Plan or such other legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

(h) Limited Transferability of the Options. The Options granted hereunder are personal to Employee and are not transferable by Employee except pursuant to the laws of descent or distribution. Only Employee or his legal guardian or representative may exercise the Options granted hereunder.

(i) Section 83(b) Election. Within 30 days after Employee has exercised any portion of the Options, in the event Employee is subject to United States federal income tax, Employee may make an effective election with the Internal Revenue Service under Section 83(b) of the Code relative to the Option Shares received by Employee pursuant to the exercise of such portion of the Options.

3. Employee’s Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he or she is bound, (ii) except as has been expressly disclosed to the Company prior to the date of this Agreement, Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (other than the Company or one of its Subsidiaries) and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. Employee hereby acknowledges and represents that he or she has consulted with (or has had an opportunity to consult with) independent legal counsel regarding his or her rights and obligations under this Agreement (including, without limitation, the Plan) and that he or she fully understands the terms and conditions contained herein and therein.

4. Notices. Any notices required or permitted under this Agreement or the Plan will be delivered in accordance with the requirements of the Plan.

5. Third Party Beneficiaries; Successors and Assigns. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement and the Plan. Except as otherwise provided herein, this Agreement and the Plan shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns.

6. Complete Agreement. This Agreement and the Plan and the other documents referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

8. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

9. Governing Law. This Agreement will be subject to the governing law provisions of the Plan as if fully set forth in this Agreement.

10. Remedies. Each of the parties to this Agreement will be entitled to any of the remedies specified in the Plan.

11. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Board and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Share Option Agreement as of the date first written above.

Reign Sapphire Corporation

By:
Joseph Segelman
Its:	President and Chief Executive Officer

Joseph Segelman (“Employee”)